Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)
Prestige Brands, Inc.
Guarantors Listed on Scheduled A Hereto
(Issuer with respect to the Securities)

Delaware	80-0091750

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 North Broadway
Irvington, New York	10533

(Address of Principal Executive Offices)	(Zip Code)
8.25% Senior Notes Due 2018
(Title of the Indenture Securities)

SCHEDULE A
GUARANTORS

	Primary Standard
	Industrial		I.R.S. Employer
	Classification	Jurisdiction of	Identification
Exact Name of Additional Registrants*	Number	Formation	Number
Prestige Brands Holdings, Inc.	2834	Delaware	20-1297589
Prestige Personal Care Holdings, Inc.	2834	Delaware	80-0091757
Prestige Personal Care, Inc.	2834	Delaware	80-0091755
Prestige Services Corp.	2834	Delaware	26-0715445
Prestige Brands Holdings, Inc.	2834	Virginia	65-1026844
Prestige Brands International, Inc.	2834	Virginia	59-3606733
Medtech Holdings, Inc.	2834	Delaware	94-3335024
Medtech Products Inc.	2834	Delaware	83-0318374
The Cutex Company	2834	Delaware	74-2899000
The Denorex Company	2834	Delaware	75-2993424
The Spic and Span Company	2834	Delaware	06-1605546

*	The address for each of the Additional Registrants is c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6810. The name, address, including zip code of the agent for service for each Additional Registrant is Eric S. Klee, Secretary and General Counsel, Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6810.

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 24, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 4th of August, 2010.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Christine Robinette
Christine Robinette
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 4th, 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Christine Robinette
Christine Robinette
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 3/31/2010
($000’s)

3/31/2010
Assets
Cash and Balances Due From Depository Institutions	$8,396,049
Securities	45,269,095
Federal Funds	3,774,651
Loans & Lease Financing Receivables	180,918,939
Fixed Assets	5,108,242
Intangible Assets	13,355,160
Other Assets	20,687,148

Total Assets	$277,509,284

Liabilities
Deposits	$194,167,405
Fed Funds	9,849,249
Treasury Demand Notes	0
Trading Liabilities	362,519
Other Borrowed Money	31,906,386
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,648,045

Total Liabilities	$250,563,571

Equity
Minority Interest in Subsidiaries	$1,611,596
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	12,673,897

Total Equity Capital	$26,945,713

Total Liabilities and Equity Capital	$277,509,284
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Raymond S. Haverstock
Vice President

Date: August 4th, 2010

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